SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2002

WITNESS SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29335	23-2518693
(State or other jurisdiction of of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Colonial Center Parkway
Roswell, GA 30076
(Address of principal executive offices)

(770) 754-1900
(Registrant’s telephone number, including area code)

SIGNATURES
Exhibit Index
EX-4 RIGHTS AGREEMENT
EX-20.(A) PRESS RELEASE
EX-20.(B) FORM OF LETTER TO STOCKHOLDERS

ITEM 5.   OTHER EVENTS.

     On October 25, 2002, the board of directors of Witness Systems, Inc. (the “Company”) declared a dividend of one preferred stock purchase right for each outstanding share of the Company’s common stock. The dividend is payable on November 4, 2002 to the stockholders of record at the close of business on that date. Each right entitles the registered holder to purchase from the Company a unit of one one-thousandth of a share of its Series A Junior Participating Preferred Stock, par value $.01 per share (the “Series A Preferred Stock”), at a price of $25.00 per unit. The description and terms of the rights are set forth in a Rights Agreement, dated as of October 25, 2002 (the “Rights Agreement”), between the Company and SunTrust Bank, as rights agent.

     Until the earlier to occur of (i) the close of business on the tenth day after a public announcement that a person or group has acquired beneficial ownership of 15% or more of the outstanding common stock (or, in the case of certain pre-existing 15% holders (the “Permitted Investors”), the close of business on the tenth day after a public announcement that the holder has acquired beneficial ownership of more than 4,232,197 shares of the Company’s common stock (which is the number of shares reported as beneficially owned by the Permitted Investors in the Company’s 2002 proxy statement (as such amount may be adjusted as a result of any stock dividend, stock split or similar transaction, the “Investor Group Amount”) or (ii) 10 business days (or such later date as may be determined by action of the Company’s board of directors prior to such time as any person becomes an “Acquiring Person” within the meaning of the Rights Agreement) following the commencement of, or the first public announcement of an intention to commence on a date certain, a tender offer or exchange offer if the bidder has or upon consummation of which the bidder would have beneficial ownership of 15% or more of the outstanding common stock (the earlier of such dates being called the distribution date), the rights will be evidenced, with respect to any of the common stock certificates outstanding as of the record date, by the common stock.

     The Rights Agreement provides that, until the distribution date, the rights will be transferred with and only with the common stock. Until the distribution date (or earlier redemption or expiration of the rights), new common stock certificates issued after the record date, upon transfer or new issuance of common stock will contain a notation incorporating the Rights Agreement by reference. Until the distribution date (or earlier redemption or expiration of the rights), the surrender for transfer of any certificates of common stock will also constitute the transfer of the rights associated with the common stock represented by such certificate. As soon as practicable following the distribution date, separate certificates evidencing the rights will be mailed to holders of record of the common stock as of the close of business on the distribution date and such separate rights certificates alone will evidence the rights.

     The rights are not exercisable until the distribution date. The rights will expire at the close of business on November 4, 2012 unless the final expiration date is extended or the rights are earlier redeemed or exchanged by the Company.

     The purchase price payable, and the number of units of Series A Preferred Stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution (a) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Stock, (b) upon the grant to holders of the units of Series A Preferred Stock of certain rights or warrants to subscribe for or purchase units of Series A Preferred Stock at a price, or securities convertible into units of Series A Preferred Stock with a conversion price, less than the then current market price of the units of Series A Preferred Stock or (c) upon the distribution to holders of the units of Series A Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in units of Series A Preferred Stock) or of subscription rights or warrants.

     The number of outstanding rights and the number of units of Series A Preferred Stock issuable upon exercise of each right are also subject to adjustment in the event of a stock split of the common stock or a stock dividend on the common stock payable in common stock or subdivisions, consolidations or combinations of the common stock occurring, in any such case, prior to the distribution date.

     The Series A Preferred Stock purchasable upon exercise of the rights will not be redeemable. Each share of Series A Preferred Stock will be entitled to a dividend of 1,000 times the dividend declared per share of common stock. In the event of liquidation, the holders of the shares of Series A Preferred Stock will be entitled to a payment of 1,000 times the payment made per share of common stock. Each share of Series A Preferred Stock will have 1,000 votes, voting together with the common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each share of Series A Preferred Stock will be entitled to receive 1,000 times the amount received per share of common stock. These rights are protected by customary anti-dilution provisions.

     Because of the nature of the dividend, liquidation and voting rights, the value of each unit of Series A Preferred Stock purchasable upon exercise of each right should approximate the value of one share of common stock.

     If, after the rights become exercisable, the Company is acquired in a merger or other business combination transaction with an “Acquiring Person” or one of its affiliates, or 50% or more of its consolidated assets or earning power are sold to an “Acquiring Person” or one of its affiliates, provision will be made so that each holder of a right will have the right to receive, upon exercise at the then current exercise price of the right, that number of shares of common stock of the acquiring Company which at the time of such transaction has a market value of two times the exercise price of the right.

     If any person or group becomes the beneficial owner of 15% or more of the outstanding shares of common stock (or, in the case of the Permitted Investors, if the Permitted Investors and their affiliates become the beneficial owners of more than the Investor Group Amount), provision will be made so that each holder of a right, other than rights beneficially owned by the “Acquiring Person” (which will thereafter be void), will have the right to receive upon exercise that number of shares of Series A Preferred Stock (or cash, other securities or property) having a market value of two times the exercise price of the right.

     At any time after the acquisition by a person or group of beneficial ownership of 15% or more of the outstanding shares of common stock (or, in the case of the Permitted Investors, any acquisition of shares that results in beneficial ownership of more than the Investor Group Amount) and prior to the acquisition by such person or group of 50% or more of the outstanding common stock, the board of directors of the Company may exchange the rights (other than rights owned by such person or group which have become void), in whole or in part, at an exchange ratio per unit of Series A Preferred Stock equal to the purchase price divided by the then current market price per unit of Series A Preferred Stock on the earlier of (i) the date on which any person becomes an “Acquiring Person” and (ii) the date on which a tender or exchange offer is commenced or of the first public announcement by any person of the intention to commence a tender offer or exchange offer as of a date certain that would result in the bidder’s beneficial owner of 15% or more of the shares of common stock then outstanding.

     With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in the purchase price. No fractional shares of Series A Preferred Stock will be issued (other than fractions which are integral multiples of one one-thousandth of a share of Series A Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash for fractional shares will be made based on the market price per unit of Series A Preferred Stock on the last trading day prior to the date of exercise.

     At any time on or prior to the earlier of (i) the close of business on the tenth day after a public announcement that a person or group has acquired beneficial ownership of 15% or more of the common stock (or, in the case of the Permitted Investors, beneficial ownership of more than the Investor Group Amount) or (ii) the tenth business day after commencement, or the first public announcement of an intention to commence, on a date certain, a tender offer or exchange offer by a person who has or upon completion of the tender offer or exchange offer would have beneficial ownership of 15% or more of the shares of common stock, the board of directors of the Company may redeem the rights in whole, but not in part, at a price of $.001 per right. The redemption of the rights may be made effective at such time on such basis and with such conditions as the board of directors in its sole discretion may establish. Immediately upon any redemption of the rights, the rights will no longer be exercisable and the only right of the holders of rights will be to receive the redemption price. The rights are also redeemable under other circumstances as specified in the Rights Agreement.

     The terms of the rights may be amended by the board of directors of the Company without the consent of the holders of the rights except that from and after such time that there is an “Acquiring Person” no amendment may adversely affect the interests of the holders of the rights.

     Until a right is exercised, the holder of a right will have no rights by virtue of ownership as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company’s board of directors, except pursuant to an offer conditioned on a substantial number of rights being acquired. The rights should not interfere with any merger or other business combination approved by the board of directors since the Rights Agreement may be amended before an acquiror becomes an “Acquiring Person” and because the rights may be redeemed by the Company at the redemption price prior to the occurrence of a distribution date.

     The Rights Agreement specifying the terms of the rights is attached as an exhibit and is incorporated herein by reference. This description of the rights is qualified in its entirety by reference to that exhibit. The Certificate of Designation for the Series A preferred stock is attached as an exhibit. This description of the Series A Preferred Stock is qualified in its entirety by reference to that exhibit.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Exhibit 4	Form of Rights Agreement, dated as of October 25, 2002, between the company and SunTrust Bank which includes the form of Certificate of Designation for the Series A Junior Participating Preferred Stock as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C.

Exhibit 20(a)	Press Release dated October 25, 2002.

Exhibit 20(b)	Form of Letter to Stockholders of Witness Systems, Inc. regarding the adoption of the Rights Plan pursuant to the Rights Agreement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 4, 2002	WITNESS SYSTEMS, INC.

	By:	/s/ Loren Wimpfheimer

LOREN WIMPFHEIMER

SENIOR VICE PRESIDENT AND GENERAL COUNSEL

Exhibit Index

Exhibit 4	Rights Agreement, dated as of October 25, 2002, between the company and SunTrust Bank which includes the form of Certificate of Designation for the Series A junior participating preferred stock as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Series A Preferred Stock as Exhibit C.

Exhibit 20(a)	Press Release dated October 25, 2002.

Exhibit 20(b)	Form of Letter to Stockholders of Witness Systems, Inc. regarding the adoption of the Rights Plan pursuant to the Rights Agreement.